SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549

                            _________________________


                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                    C2,Inc.
             (Exact name of registrant as specified in its charter)


                Wisconsin                                      39-1915787
        (State of incorporation                               (IRS Employer
            or organization)                              Identification No.)


     700 North Water Street, Suite 1200
            Milwaukee, Wisconsin                                53202
   (Address of principal executive offices)                   (Zip Code)

    If this form relates to the        If this form relates to the
    registration of a class of         registration of a class of
    securities pursuant to Section     securities pursuant to
    12(b) of the Exchange Act and is   Section 12(g) of the Exchange Act
    effective pursuant to General      and is effective pursuant to
    Instruction A.(c), please check    General Instruction A.(d), please
    the following box.  [X]            check the following box.  [_]

   Securities Act registration statement file number to which this form relates: Registration No. 333-46027.

   Securities to be registered pursuant to Section 12(b) of the Act:


            Title of each class           Name of each exchange on which
            to be so registered           each class is to be registered

        Common Stock, $.01 par value          The Nasdaq Stock Market

   Securities to be registered pursuant to Section 12(g) of the Act:  None.


                                Page 1 of 4 pages
                             Exhibit Index on page 4

   Item 1.     Description of Registrant's Securities to be Registered

          The description of the Common Stock, $.01 par value, of C2, Inc. (the "Registrant") to be registered hereunder is contained under the caption "Description of Capital Stock" in the Prospectus constituting a part of the Registration Statement on Form S-1 initially filed by the Registrant with the Securities and Exchange Commission on February 10, 1998 and amended on March 23, 1998, April 22, 1998 and May 27, 1998 (the "Registration Statement"), which description is incorporated herein by reference.

   Item 2.     Exhibits

          1. Proposed Amended and Restated Articles of Incorporation, to be effective upon the effective date of the Registration Statement (incorporated by reference to Exhibit 3.1 to the Registration Statement).

          2. Proposed Amended and Restated By-Laws, to be effective upon the effective date of the Registration Statement (incorporated by reference to Exhibit 3.2 of the Registration Statement).

          3. Specimen Form of the Registrant's Common Stock Certificate (incorporated by reference to Exhibit 4.1 of the Registration Statement).

                                    SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                   C2, INC.

                                   Date:  May 27, 1998


                                   By:  /s/ William T. Donovan
                                        William T. Donovan, Chairman

                                  EXHIBIT INDEX

                                    C2, INC.

    Exhibit Number            Exhibit Description

           1        Proposed Amended and Restated Articles of
                    Incorporation, to be effective upon effective date of the Registration Statement (incorporated by reference to Exhibit 3.1 of the Registration Statement).

           2 Proposed Amended and Restated By-Laws, to be effective upon the effective date of the Registration Statement (incorporated by reference to Exhibit 3.2 of the Registration Statement).

           3 Specimen Form of the Registrant's Common Stock Certificate (incorporated by reference to Exhibit 4.1 of the Registration Statement).